                                                                    EXHIBIT 10.6


                       SECURITIES SUBSCRIPTION AGREEMENT

                  THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of July 13, 1998 ("AGREEMENT"), is executed in reliance upon the exemption from registration afforded by Rule 504 promulgated under Regulation D by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 504 and Regulation D.

                  This Agreement has been executed by the undersigned buyer ("BUYER") in connection with the private placement of 8% Series B Senior Subordinated Convertible Redeemable Debentures of Revenge Marine, Inc., a corporation organized under the laws of Nevada, with its principal executive offices located at 7711 S. Jamestown Avenue, Tulsa, Oklahoma 74136 (hereinafter referred to as "SELLER"). Buyer hereby represents and warrants to, and agrees with Seller:

      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL
      NOT BE REGISTERED WITH THE UNITED STATES SECURITIES
      AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION
      OF ANY STATE PURSUANT TO AN EXEMPTION FROM
      REGISTRATION PROVIDED BY SECTION 3(B) OF THE
      SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES
      AND REGULATIONS PROMULGATED THEREUNDER (THE "1933
      ACT"), AND RULE 504 OF REGULATION D PROMULGATED
      THEREUNDER.

                  1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (a) SUBSCRIPTION. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series B Subordinated Convertible Redeemable Debenture substantially in the form of the Debenture attached as EXHIBIT A hereto and having an aggregate original principal face amount of U.S. $160,000 (singly, a "DEBENTURE," and collectively, the "DEBENTURES"), at an aggregate purchase price of 100% of the face amount of such Debentures as set forth in subsection (b) herein.

                  (b) PAYMENT. The Purchase Price for the Debenture shall be one hundred sixty thousand United States Dollars (U.S. $160,000) ("PURCHASE PRICE"), which shall be payable at closing, pursuant to paragraph c herein, by securing the payment of the purchase price through an escrow fund ("ESCROW FUND") which shall be drawn upon in accordance with the terms and conditions of an Escrow Agreement which is attached hereto and shall be executed simultaneously with this Agreement ("ESCROW AGREEMENT").

                  (c) CLOSING. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the Closing of the transactions contemplated by this Agreement shall take place when (i) Seller delivers the Debentures to the Escrow Agent, and (ii) Buyer funds the Escrow Fund and Seller receives evidence of same from the Escrow Agent.

                  2. Buyer Representations and Covenants;
                     ACCESS TO INFORMATION.

                  In connection with the purchase and sale of the Debenture, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

                           (i) Buyer is not, and on the closing date will not
                  be, an affiliate of Seller;

                           (ii) Buyer is purchasing the Securities for its own
                  account and Buyer is qualified to purchase the Securities under the laws of its jurisdiction of residence, and the offer and sale of the Securities will not violate the securities laws or other laws of such jurisdiction;

                            (iii) All offers and sales of any of the Securities
                   by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

                            (iv) Buyer understands that the Securities are not
                   registered under the 1933 Act and are being offered and sold to it in reliance on specific exclusions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such exclusions and the suitability of Buyer and any purchaser from Buyer to acquire the Securities;

                           (v) Buyer shall comply with Rule 504 promulgated
                   under Regulation D;

                            (vi) Buyer has the full right, power and authority
                   to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

                           (vii) The execution and delivery of this Agreement
                  and the consummation of the purchase of the Securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

                           (viii) All invitations, offers and sales of or in
                  respect of, any of the Securities, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Securities will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need by made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

                           (ix) The Buyer (or others for whom it is contracting
                  hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

                           (x) Buyer understands that no Federal or State or
                  foreign government agency has passed on or made any recommendation or endorsement of the Securities;

                           (xi) Buyer has had an opportunity to discuss with
                  the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction;

                           (xii) Buyer acknowledges that the purchase of the
                  Securities involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. Buyer understands that the Securities are not being registered under the 1933 Act, and therefore, Buyer must bear the economic risk of this investment for an indefinite period of time; and

                           (xiii) Buyer is not a "10-percent Shareholder" (as
                  defined in Section 871(h)(3)(B) of the U.S. Internal Revenue
                  Code) of Seller.




                  3. SELLER REPRESENTATIONS AND COVENANTS.

                  (a) Seller is a corporation duly organized and validly existing under the laws of the State of Nevada, and is in good standing under such laws. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

                  (b) There are 50,000,000 shares of Seller's Common Stock, $0.001 par value per share ("COMMON STOCK"), authorized and 6,900,000 shares as of June 10, 1998 outstanding. The Common Stock trades on NASDAQ Electronic Bulletin Board. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and assessable.

                  (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets.

                  (d) The Seller is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or purpose.

                  (e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement.

                  (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form D. A copy of such filed Form D will be sent to the Escrow Agent.

                  (g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock.

                  (h) There are no other material outstanding debt or equity securities presently convertible into Common Stock other than the Debentures.

                  (i) The Seller has not sold any securities within the 12 month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act or in violation of Section 5(a) of the 1933 Act.

                  (j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debenture has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable. There are no pre-emptive rights of any shareholder of Seller.

                  (k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer and delivery to the Escrow Agent, as defined in and pursuant to the Escrow Agreement, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

                  4. EXEMPTION: RELIANCE ON REPRESENTATIONS. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 promulgated under Regulation D.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  (a) DEBENTURES. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debenture or Debentures are convertible in accordance with the provisions regarding conversion set forth in EXHIBIT A. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

                  (b) Common STOCK TO BE ISSUED WITHOUT RESTRICTIVE LEGEND. Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debenture) and any "Interest Shares" (as defined in the Debenture) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely transferable on the books and records of Seller.

                  6. REGISTRATION. If upon conversion of the Debentures effected by the Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Debenture the Seller fails to issue certificates for shares of Common Stock issuable upon such conversion ("UNDERLYING SHARES") or the Interest Shares to the Buyer bearing no restrictive legend for any reason, then the Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Shares and/or Interest Shares issuable upon conversion of the Debentures and payment of interest under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishings of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Seller shall file such a registration statement within 30 days of Buyer's demand and shall use its good faith diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such good faith diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or
(ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement on Form S-3 in connection with the Common Stock, upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto.

                  7. DELIVERY INSTRUCTIONS. The Debentures being purchased hereunder shall be delivered to the Escrow Agent pursuant to the Escrow Agreement.

                  8. CONDITIONS TO SELLER'S OBLIGATION TO SELL. Seller's obligation to sell the Debentures is conditioned upon:

                  (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

                  (b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Payment Date with the same force and effect as if made on and as of the Payment Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

                  (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

                  (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Debentures or Common Stock. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Debentures.

                  (e) The funding by the Buyer of the Escrow Fund.

                  9. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE. Buyer's obligation to purchase the Debentures is conditioned upon:

                  (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

                  (b) Delivery of the Debentures to the Escrow Agent.

                  10. NO SHAREHOLDER APPROVAL. Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Securities hereunder.

                  11. MISCELLANEOUS.

                  (a) This Agreement together with the Debentures and Escrow Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  (b) Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

                  (c) All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

                  (d) This Agreement shall be construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the National Association of Securities Dealers in New York City and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  (e) Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

                  (f) Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.


                                        Official Signatory of Seller:


                                        REVENGE MARINE INC.



                                        By:
                                            -----------------------------------
                                                William C. Robinson


Accepted this 13th day of July, 1998    Title: President



                                        Official Signatory of Buyer:


                                        SHOLEM LIEBENTHAL



                                        By:
                                           ------------------------------------

                                        Address of Buyer:


                                        2 Hachoma Hashlishit Street,
                                        Jerusalem. E. Israel



                                        Fax No.: 972-2-628-3189

                                        Tel. No.: 972-2-627-7861

                                   EXHIBIT A
                                   DEBENTURE


        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

                                                                     US $160,000

                              REVENGE MARINE INC.
            8% SERIES B SENIOR SUBORDINATED CONVERTIBLE REDEEMABLE
                           DEBENTURE DUE JULY _, 1999

                   THIS DEBENTURE of Revenge Marine, Inc., a corporation duly organized and existing under the laws of Nevada ("COMPANY"), designated as its 8% Series B Senior Subordinated Convertible Redeemable Debentures Due July __, 1999, in an aggregate principal face amount not exceeding One Hundred Sixty Thousand Dollars (U.S. $160,000), which Debentures are being purchased at 100% of the face amount of such Debentures.

                   FOR VALUE RECEIVED, the Company promises to pay to Sholem Liebenthal the registered holder hereof and his authorized successors and permitted assigns ("HOLDER"), the aggregate principal face sum not to exceed One Hundred Sixty Thousand Dollars (U.S. $160,000) on July __, 1999 ("MATURITY DATE"), and to pay interest on the principal sum outstanding, at the rate of 8% per annum due and payable monthly commencing August __, 1999 pursuant to paragraph 4(b) herein. Accrual of outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures ("DEBENTURE REGISTER "); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Subscription Agreement dated as of July __, 1998 between the Company and Sholem Liebenthal (SUBSCRIPTION AGREEMENT"). The principal of, and interest on, this Debenture are payable at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal due upon this Debenture before or on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture by check if paid more than 10 days prior to the Maturity Date or by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check or wire transfer shall constitute payment of outstanding principal hereunder and shall satisfy and discharge the liability for principal of this Debenture to the extent of the sum represented by such check or wire transfer. Interest shall be payable in Common Stock (as defined below) pursuant to paragraph 4(b) herein.

                  This Debenture is subject to the following additional provisions:

                  1. The Debentures are issuable in denominations of a minimum of Twenty-Five Thousand Dollars (US$25,000). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but not less than U.S. $25,000. No service charge will be made for such registration or transfer or exchange, except that Holder shall pay any tax or other governmental charges payable in connection therewith.

                  2. The Company shall be entitled to withhold from all payments any amounts required to be withheld under the applicable laws.

                  3. This Debenture may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended ("ACT") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any Holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, are also required to give the Company written confirmation that the Debenture is being converted ("NOTICE OF CONVERSION") in the form annexed hereto as
EXHIBIT I.

                  4. (a) The Holder of this Debenture is entitled, at its option, at any time immediately following execution of this Agreement and delivery of the Debenture hereof, to convert all or any amount over $25,000 of the principal face amount of this Debenture then outstanding into shares of Common Stock, $0.001 par value per share, of the Company ("COMMON STOCK"), at a conversion price for each share of Common Stock equal to the lower of (a) 75% of the average closing bid price of the Common Stock for the day immediately preceding the date of receipt by the Company of Notice of Conversion ("CONVERSION SHARES") or (b) 75% of the closing bid price of the Common Stock on the five (5) days immediately preceding the date of subscription by the Holder as reported by the National Association of Securities Dealers Electronic Bulletin Board ("NASDAQ") ("CONVERSION PRICE"). If the number of resultant Conversion Shares would as a matter of law or pursuant to regulatory authority require the Company to seek shareholder approval of such issuance, the Company shall, as soon as practicable, take the necessary steps to seek such approval. If such approval is not received within 30 days, then Company shall be required to redeem the Debenture pursuant to paragraph 4(c) herein. Such conversion shall be effectuated, as provided in a certain Escrow Agreement executed simultaneously with this Debenture, by the Company delivering the Conversion Shares to the Holder within 5 days of receipt by the Company of the Notice Of Conversion. Once the Holder has received such Conversion Shares, the Escrow Agent shall surrender the Debentures to be converted to the Company, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

                  (b) Interest at the rate of 8% per annum shall be paid by issuing Common Stock of the Company as follows: Based on the lower of (a) the average closing bid price of the Common Stock for the day immediately preceding the date of the monthly interest payment due or (b) the closing bid prices of the Common Stock for the last 5 consecutive trading days prior to Closing ("MARKET PRICE"), the Company shall issue to the Holder shares of Common Stock in an amount equal to the total monthly interest accrued and due divided by 75% of the Market Price ("INTEREST SHARES"). The dollar amount of interest payable pursuant to this paragraph 4(b) shall be calculated based upon the total amount of payments actually made by the Holder in connection with the purchase of the Debentures at the time any interest payment is due. If such payment is made by check, interest shall accrue beginning 10 days from the date the check is received by the Company. If such payment is made by wire transfer directly into the Company's account, interest shall accrue beginning on the date the wire transfer is received by the Company. Common Stock issued pursuant hereto shall be issued pursuant to Rule 504 of Regulation D in accordance with the terms of the Subscription Agreement.

                  (c) At any time after 90 days the Company shall have the option to pay to the Holder 125% of the principal amount of the Debenture, in full, to the extent conversion has not occurred pursuant to paragraph 4(a) herein, or pay upon maturity if the Debenture is not converted. The Company shall give the Holder 5 days written notice and the Holder during such 5 days shall have the option to convert the Debenture or any part thereof into shares of Common Stock at the Conversion Price set forth in paragraph 4(a) of this Debenture. Any shares issued pursuant to this paragraph 4(c) shall be issued pursuant to Rule 504 of Regulation D.

                  (d) The Debenture Holder shall cause its broker to send to the Company duplicate confirmation receipts for all sales of the Conversion Shares by the Debenture Holder.

                  5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the form, herein prescribed.

                  6. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereto.

                  7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

                  8. If one or more of the following described "Events of Default" shall occur and continue for 30 days, unless a different time frame is noted below:

                  (a) The Company shall default in the payment of principal or interest on this Debenture; or

                  (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                  (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

                  (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                  (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

                  (g) Any money judgment, writ or warrant of attachment, or similar process, excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                  (h) Bankruptcy, reorganization, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company; or

                  (i) The Company shall have its Common Stock delisted from the over-the-counter market; or

                  (j) The Company shall not deliver to the Buyer the Common Stock pursuant to paragraph 4 herein without restrictive legend within 3 business days,

Then, or at any time thereafter, unless cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

                  9. This Debenture represents a prioritized obligation of the Company. However, no recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  10. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

                  11. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

                  12. This Debenture shall be governed by and construed in accordance with the laws of New York applicable to contracts made and wholly to be performed within the State of New York and shall be binding upon the successors and assigns of each party hereto. The Holder and the Company hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of New York. At Holder's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the National Association of Securities Dealers in New York City and pursuant to its rules. Upon demand made by the Holder to the Company, the Company agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.




Dated:
      -----------------------------------



                                             REVENGE MARINE, INC.



                                             By:
                                                 ------------------------------
                                                      William C. Robinson


                                             Title: President

                                   EXHIBIT I
                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Debenture)

                  The undersigned hereby irrevocably elects to convert $_______ of the above Debenture No. _____ into Shares of Common Stock of Revenge Marine, Inc. ("COMPANY") according to the conditions set forth in such Debenture, as of the date written below.

                  If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion
                   -------------------------------------------------

Applicable Conversion Price
                            ----------------------------------------

Signature
         -----------------------------------------------------------
          [Print Name of Holder and Title of Signer]

Address:
        ------------------------------------------------------------
SSN or EIN:
           ---------------------------------------------------------
Shares are to be registered in the following name:


Name:
     --------------------------------------------------------------------------
Address:
        -----------------------------------------------------------------------
Tel:
    ----------------------------

Fax:
    ----------------------------

SSN or EIN:
           ---------------------

Shares are to be sent or delivered to the following account:

Account Name:
             ------------------------------------------------------------------

Address:
        -----------------------------------------------------------------------

                               ESCROW AGREEMENT

                  ESCROW AGREEMENT ("ESCROW AGREEMENT") dated as of July 13, 1998 by and among REVENGE MARINE INC., a Nevada corporation, with a principal place of business at 7711 S. Jamestown Avenue, Tulsa, Oklahoma 74136 ("REVENGE"), and SHOLEM LIEBENTHAL, having an address at 2 Hachoma Hashlishit Street, E. Jerusalem, Israel ("PURCHASER"), and EDWARD H. BURNBAURN, ESQ., having a principal place of business at 300 East 42nd Street, New York, New York 10017 ("ESCROW AGENT").


                  WHEREAS:

                  A. Purchaser and Revenge entered into a Securities Subscription Agreement dated as of July 13, 1998 ("AGREEMENT"), in which, INTER ALIA, Purchaser agreed to purchase Revenge's 8% Series B Senior Subordinated Convertible Redeemable Debentures ("DEBENTURES");

                  B. Pursuant to the Agreement, the Debentures are to be delivered to the Escrow Agent to hold and administer in accordance with the terms and conditions of this Escrow Agreement.

                  NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1 . APPOINTMENT OF ESCROW AGENT. Escrow Agent is hereby appointed as escrow agent and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall act in accordance with the instructions set forth in this Escrow Agreement and any further instructions given to it by written instrument signed by Revenge and Purchaser.

                  2. FUNDING OF ESCROW FUND. On the date hereof, the Purchaser shall transfer to the Escrow Agent the sum of USD$100,000 to be held by Escrow Agent in a trust account ("ESCROW FUND") and applied in accordance with the terms and conditions of this Escrow Agreement. Escrow Agent shall provide to Revenge confirmation that the Escrow Fund has been established in accordance with this Escrow Agreement.

                  3. ISSUANCE AND DELIVERY OF THE DEBENTURES TO THE ESCROW
AGENT

                  On the date hereof, Revenge shall issue in the name of the Purchaser and deposit with the Escrow Agent the Debenture in the face amount of $160,000 as provided in the Agreement. If Revenge is not paid the Purchase Price for the Debenture, as provided in this Escrow Agreement, then the Debenture, or any portion of the Debenture which is not paid for at the time when payment is due to be made, shall be canceled by Revenge, and the

Escrow Agent, upon written notice of such cancellation from Revenge, shall promptly return the Debenture to Revenge. Upon such cancellation and return of the Debenture, the parties shall have no further obligations or liabilities each to the other under this Escrow Agreement, the Agreement or the Debenture.

                  4. CUSTODY AND DISPOSITION OF THE DEBENTURES. The Escrow Agent shall hold and dispose of the Debentures only in accordance with the terms of this Escrow Agreement.

                  5. CONVERSION OF DEBENTURES.

                  (a) As provided in paragraph 4 of the Debentures, Purchaser may give Notice of Conversion of the Debentures to Revenge by facsimile to the number set forth in Section 10 below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 5 business days of receipt of the Notice of Conversion, Revenge shall deliver to the Purchaser, or to an account designated by Purchaser in the Notice of Conversion, certificates representing the shares of common stock to which the Purchaser shall be entitled by reason of the conversion ("CERTIFICATES"). Purchaser shall wire funds to make payment to Revenge of the face amount of the Debentures converted on or before the date of conversion. If Purchaser does not wire transfer payment to Revenge on or before the date of conversion, then Revenge shall give written notice to Escrow Agent that it has not received payment, with a copy of such notice to Purchaser, and Escrow Agent shall wire transfer to Revenge from the Escrow Fund, the face amount of the Debentures converted ("NOTICE OF PAYMENT") in accordance with the wire instructions annexed to this Escrow Agreement as EXHIBIT A. In the event a Payment is made from the Escrow Fund, Purchaser shall be required to replenish the Escrow Fund before any additional conversions are done. Notwithstanding anything to the contrary contained in paragraph 4 of the Debenture, Revenge may demand, in writing, that the Purchaser pay outstanding principal amounts of the Debenture ("DEMAND") even though Purchaser has not converted all or any amount of the Debenture into shares of common stock, as provided in subsections (A) and (B) below. The Demand is a provision for payment of the Debenture only. Conversions of the Debenture into shares of common stock shall be done in accordance with paragraph 4 of the Debenture, and may be in an amount which is no less than $25,000 but not necessarily as much as the Demand. However, (A) a Demand for the first $100,000 may be given at any time regardless of the closing bid price for Revenge's publicly traded common stock for the day preceding the Demand; and (B) a Demand for the remaining $60,000 may only be given as follows: (i) Demand may be given for the first $30,000 no less than 15 business days from the last date the first $100,000 is completely converted; and (ii) a Demand may be given for the final $30,000 no less than 10 business days thereafter, PROVIDED HOWEVER, (x) the Demands set forth in subsections (B)(i) and (B)(ii) may only be given if the closing bid price of Revenge's publicly traded common stock for the day preceding the Demand is more than $1.33; (y) Revenge may decline to convert the remaining portion of unpaid for Debentures into shares of its common stock if the closing bid price of the common stock for the day preceding the date of conversion is less than $1.33; and, in any event (z) Revenge must honor any Notice of Conversion and convert that portion of Debentures which have already been paid for even if the closing bid price of its common stock for the day preceding the date of any such conversion is less than $1.33.

                  On any single business day, Purchaser may sell up to (i) 7,500 Conversion Shares or (ii) Conversion Shares equal to 10% of the total trading volume of Revenge's common stock at any time during a day when Revenge's common stock trades, whichever of (i) or (ii) is greater.

                  (b) If Revenge fails to timely deliver Certificates, as provided in Section 5(a) above, then Revenge shall pay Purchaser $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("LIQUIDATED DAMAGES"). Any Liquidated Damages incurred by Revenge shall be payable immediately and in cash upon demand in writing by Purchaser, or its agent, to Revenge. However, such Liquidated Damages may be deducted from any amounts owed to Revenge by Purchaser pursuant to this
Section 5. Notwithstanding anything contained in the Agreement to the contrary, including but not limited to the provisions of Section 6 regarding the registration of restricted Conversion Shares, Purchaser shall be required to pay the Liquidated Damages set forth in this Section 5(c).

                  6. BANKRUPTCY. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of Revenge, then the Escrow Agent shall not, under any circumstances, give Notice of Payment or make a Demand even if Revenge has delivered Certificates to the Purchaser as provided in this Escrow Agreement and the Agreement. For purposes of this section 6, Escrow Funds shall remain the sole property of the Purchaser until actually paid to Revenge by the Escrow Agent

                  7. INDEMNIFICATION. Purchaser and Revenge agree, jointly and severally to indemnify, defend and hold harmless the Escrow Agent from and against any and all costs (including, without limitation, legal fees and expenses), liabilities, claims and losses arising out of or in connection with this Escrow Agreement or any action or failure to act by the Escrow Agent under this Escrow Agreement, except as provided in paragraph 8 below.

                  8. CONCERNING THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is further agreed by the undersigned that:

                  (a) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall on the part of the Escrow Agent shall be read into this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

                  (b) The Escrow Agent shall not be liable for any action or failure to act in its capacity as Escrow Agent hereunder unless such action or failure to act shall constitute willful misconduct on the part of the Escrow Agent, in which case there shall be no indemnification obligations.

                  (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume, unless he has actual knowledge to the contrary, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice, except as provided in paragraph 8(b) above.

                  (e) The Escrow Agent does not have any interest in the Debentures, Conversion Shares, Escrow Fund or any other property deposited hereunder but is serving as escrow holder only and having only possession thereof, and is not charged with any duty or responsibility to determine the validity or enforceability of any such documents.

                  (f) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Debentures to any successor Escrow Agent, jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement thereafter. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Debentures and not make delivery or disposition thereof until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

                    (g) In the event of any disagreement among the parties hereto resulting in adverse claims or demands being made in connection with the Debentures, or in the event that the Escrow Agent otherwise determines that the Debentures should be retained, then the Escrow Agent may retain the Debentures until the Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Debentures, or (ii) a written agreement executed by the other parties hereto directing delivery of the Debentures, in which case the Escrow Agent shall promptly deliver the Debentures in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that said court order is final and nonappealable. The Escrow Agent shall act on such court order and legal opinion without further question.

                  (h) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors (including successors by way of merger) and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party except as provided in paragraph (g) with respect to a resignation by the Escrow AGENT.

                  (i) This Escrow Agreement may be modified by a writing signed by all the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

                  9. GOVERNING LAW. This Escrow Agreement shall be governed in all respects by the internal laws of the State of New York. The parties agree to submit to the jurisdiction and venue of any state or federal court in New York City having subject matter jurisdiction over the matter. Service may be made by certified mail, return receipt requested, to the parties at the addresses set forth in paragraph 10 below, but the parties shall not be precluded from making service in any other manner permitted by law.

                  10. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by U.S. Express Mail, Fedex or some other reliable overnight courier service for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the U.S. Postal Service, Fedex or the overnight courier. All such notices must also be sent by facsimile on the same day to the parties as follows:


                    IF TO REVENGE:
                    Revenge Marine, Inc.
                    7711 S. Jamestown Avenue
                    Tulsa, Oklahoma 74136
                    Att'n: William C. Robinson, President
                    Fax: 918-493-6234

                    If to Purchaser:

                    Sholem Liebenthal
                    2 Hachoma Hashlishit Street
                    Jerusalem E., Israel
                    Fax: 011-972-2-628-3189

                    with a copy to:

                    Portfolio Investment Strategies Corp.
                    6 Lake Street, Suite 1800
                    Monroe, New York 10950
                    Fax: 914-774-7275


                    If to Escrow Agent:

                    Edward H. Burnbaum, Esq.
                    Lynch Rowin
                    Novack Burnbaum & Crystal, P.C.
                    300 East 42nd Street
                    New York, New York 10017
                    Fax: 212-986-2907

                  11. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  12. FEES OF ESCROW AGENT. In consideration of the performance of this Escrow Agreement, Seller shall pay the Escrow Agent a fee of $4,500 ("FEE"). Such sum may be deducted from any amounts due to be paid Seller by Purchaser pursuant to the Agreement, Debenture and this Escrow Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed and delivered, as of the day and year first above written.


                                        REVENGE MARINE. INC.




                                        By:
                                           ------------------------------------
                                             William C. Robinson, President



                                        PURCHASER:


                                        By:
                                           ------------------------------------


ESCROW AGENT:
EDWARD H. BURNBAUM, ESQ.



By:
   -----------------------------------